                                                                   EXHIBIT 10.1

This Exhibit contains confidential information which has been omitted and filed separately with the Security and Exchange Commission pursuant to a confidential treatment request under rule 24b-2 of the Securities and Exchange Act of 1934. The confidential information has been replaced with asterisks.


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS

                                 BY AND BETWEEN

                             CRAGAR INDUSTRIES, INC.

                                       AND

                            CARLISLE TIRE & WHEEL CO.





                                OCTOBER 15, 1999

                                TABLE OF CONTENTS


DESCRIPTION                                                                                            PAGE
-----------                                                                                            ----
ARTICLE 1 OVERVIEW.......................................................................................1
ARTICLE 2 THE TRANSACTION................................................................................1
   2.1    Acquired Assets................................................................................1
   2.2    Assets Not Being Acquired......................................................................2
   2.4    Assumed Liabilities............................................................................3
   2.5    Purchase Price.................................................................................3
   2.6    Payment of Purchase Price......................................................................3
   2.7    Intentionally Left Blank.......................................................................3
   2.8    License Agreement..............................................................................3
   2.9    Right of Recision..............................................................................4
   2.10   Collection of Accounts Receivable..............................................................4
   2.11   Employees......................................................................................4
   2.12   Allocation of Purchase Price...................................................................4
   2.13   Transfer Fees and Taxes; Prorations............................................................4
   2.14   Relocation of Assets...........................................................................5
   2.15   Warranty Claims................................................................................5
ARTICLE 3 CONDUCT PENDING THE CLOSING....................................................................5
   3.1    Operation of Business in Ordinary Course.......................................................5
   3.2    No Negotiations................................................................................6
   3.3    Public Announcements...........................................................................6
   3.4    Confidentiality................................................................................6
   3.5    Access to Information..........................................................................6
   3.6    HSR Act........................................................................................7
ARTICLE 4 THE PARTIES' OBLIGATIONS AT THE CLOSING........................................................7
   4.1    The Closing....................................................................................7
   4.2    Seller's Obligations...........................................................................7
   4.3    Buyer's Obligations............................................................................8
   4.4    Conditions to Closing..........................................................................8
ARTICLE 5 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION................................................9
   5.1    Representations Relating to the Business.......................................................9
   5.2    Representations of Buyer.......................................................................9
   5.3    Nature and Survival of Representations and Warranties..........................................9
   5.4    Indemnification by Seller.....................................................................10
   5.5    Indemnification by Buyer......................................................................10
   5.6    Limits on Indemnification.....................................................................10
   5.7    Procedure for Indemnification.................................................................10
ARTICLE 6 ADDITIONAL AGREEMENTS.........................................................................10
   6.1    Termination...................................................................................11
   6.2    Effect of Termination.........................................................................11
   6.3    Transaction Expenses..........................................................................11
   6.4    Notices.......................................................................................11
   6.5    Governing Law and Attorneys' Fees.............................................................12
   6.6    Arbitration...................................................................................12
   6.7    Assignment....................................................................................12
   6.8    Intent to be Binding..........................................................................12

   6.9    Waiver of Provisions..........................................................................13

Schedule 1        Inventory - as of October 15, 1999
Schedule 2        Equipment - as of February 19, 1999
Schedule 3        Equipment - supplemental list
Schedule 4        Customer Orders
Schedule 5        Vendor Orders
Schedule 6        Contracts
Schedule 7        Product Warranties



Exhibit A         Definitions
Exhibit B         Representations and Warranties of Seller
Exhibit C         Representations and Warranties of Buyer
Exhibit D         Procedure for Indemnification
Exhibit E         Exclusive Field of Use License Agreement

                    AGREEMENT OF PURCHASE AND SALE OF ASSETS


         This Agreement is made as of October 15, 1999, by and between Carlisle Tire & Wheel Co. (defined to include any subsidiaries, affiliates, partnerships, shareholders, or other related parties), a Delaware corporation (the "BUYER"), and Cragar Industries, Inc., a Delaware corporation (the "SELLER").


                                    ARTICLE 1
                                    OVERVIEW

         1.1 Seller engages in the business of, among others, manufacturing and selling vehicle wheels with steel outer rims and related accessories (the "SOR WHEEL BUSINESS").

         1.2 For purposes of this Agreement, certain capitalized terms have the meanings ascribed to them in EXHIBIT A. Other terms are defined in the body of this Agreement.


                                    ARTICLE 2
                                 THE TRANSACTION

         2.1 ACQUIRED ASSETS. Seller agrees to sell and deliver to Buyer the following assets of the SOR Wheel Business (the "ACQUIRED ASSETS"):

                  (a) INVENTORY. All inventories selected by Buyer of supplies, packaging, raw materials, purchased parts and components, work-in-process and finished goods of Seller related to the SOR Wheel Business, including, but not limited to, all such items at Seller's facility or ordered but not yet received by Seller as of the Closing Date (collectively, "INVENTORY"). A list of the Inventory to be purchased, which was generated by the computer records of the Seller, but has not been verified by a physical count is on SCHEDULE 1;

                  (b) EQUIPMENT. All machinery, equipment, tooling, dies, molds, perishable tools, fixtures, chucks, shop tools, furniture, test benches, harnesses, hardware, spare parts, and other tangible personal property owned by or in the possession of Seller and related to the SOR Wheel Business, whether or not located at the Seller's facility or in the custody of any of Seller's suppliers selected by Buyer (collectively, the "EQUIPMENT"). A list of certain Equipment appraised as of February 19, 1999 is listed on SCHEDULE 2, and a supplemental list of all other Equipment to be purchased is attached as SCHEDULE 3;

                  (c) CUSTOMER ORDERS. All of Seller's rights under each uncompleted customer order related to the SOR Wheel Business as of the Closing Date (collectively, the "CUSTOMER ORDERS"). A list of Customer Orders to be purchased is attached as SCHEDULE 4;

                  (d) VENDOR ORDERS. All of Seller's rights under each uncompleted vendor orders related to the SOR Wheel Business (collectively, the "VENDOR ORDERS"). A list of Vendor Order to be purchased is attached as
SCHEDULE 5; and

                  (e) CONTRACTS. All of Seller's rights under the executory contracts related to the SOR Wheel Business listed in Schedule 6;

                  (f) WARRANTY RIGHTS. All rights of Seller under express or implied warranties from the suppliers of Seller with respect to any of the Acquired Assets to the extent such rights may be assigned to Buyer;

                  (g) INFORMATION. All operational information, together with originals or copies of all books, records and accounts, engineering data, design data, drawings, manuals, correspondence, records, customer lists, marketing information, promotional material, catalogs, brochures and any other information which has been reduced to writing relating to or arising out of the SOR Wheel Business.

         2.2 ASSETS NOT BEING ACQUIRED. The following assets are expressly excluded from the assets to be delivered to Buyer (the "EXCLUDED ASSETS"):

                  (a) the minute books, corporate tax returns, and other documents relating to the organizational existence of Seller as a corporation;

                  (b) any cash, loans and marketable securities of Seller;

                  (c) any of Seller's assets or properties unrelated to the SOR Wheel Business including, without limitation, the Seller's business relating to the manufacture, assembly, and marketing of vehicle wheels made with aluminum outer rims, motorcycle wheels made from any material and one-piece aluminum vehicle wheels and related accessories.

                  (d) any tax refunds paid or payable to Seller;

                  (e) all customer and vendor orders which Buyer elects not to acquire and are not listed on SCHEDULE 4 or SCHEDULE 5;

                  (f) all deposits;

                  (g) all other assets not listed on Schedules 1 through 5 attached here to; and

                  (h) Unless otherwise set forth in this Agreement, all liabilities associated with employees of Seller.

         2.4 ASSUMED LIABILITIES. Except as provided in SECTION 2.15, and except for the Customer Orders and Vendor Orders acquired by Buyer, Buyer will not assume any liabilities of Seller and nothing contained in this Agreement shall be construed as an assumption by Buyer of, any liabilities, obligations or undertakings of any nature whatsoever, whether fixed or contingent, known or unknown, disclosed or undisclosed, and Seller shall be responsible for all of the liabilities, obligations and undertakings not specifically assumed by Buyer (collectively, the "Retained Liabilities"). Seller agrees to pay, perform or discharge the Retained Liabilities in accordance with their respective terms. Seller and Buyer will mutually cooperate in order to consummate assignment of the Customer Orders and Vendor Orders to Buyer, and Buyer will assume all liabilities and obligations under the Customer Orders and Vendor Orders which relate to events occurring after the Closing date.

         2.5 PURCHASE PRICE. In addition to the payments to be made by Buyer under the License Agreement, Buyer will pay to Seller the sum of the following amounts ("PURCHASE PRICE"):

                  (a) an amount equal to 95% of Seller's standard cost of the Inventory for the list on SCHEDULE 1;

                  (b) an amount equal to one hundred thousand dollars ($100,000.00) for the Equipment listed on SCHEDULE 2; and

                  (c) an amount equal to three hundred, fifty thousand dollars ($350,000.00) for the Equipment listed on SCHEDULE 3.

         2.6 PAYMENT OF PURCHASE PRICE. Buyer will pay the Purchase Price, in immediately available funds, as follows:

                  (a) Buyer shall pay for the Inventory upon terms of immediately available funds at the Closing Date, subject to a physical count on the Closing Date, or upon removal from the Seller's facility if movement takes place prior to the Closing Date;

                  (b) Buyer shall pay for the Equipment at the Closing Date;


         2.7      [Intentionally Left Blank]

         2.8 LICENSE AGREEMENT. Buyer and Seller further agree that as of the Closing Date Buyer will enter into a License Agreement with Seller for use of the "Cragar" name and other intangible assets as set forth in Exhibit E.

         2.9 RIGHT OF RECISION. If Buyer at any time defaults under the License Agreement (and such default is not cured within the period specified in the License Agreement), then Seller may, at its sole discretion, repurchase any and all (at Seller's sole discretion) of the Acquired Assets upon the same terms and at the Purchase Price provided herein.

         2.10     COLLECTION OF ACCOUNTS RECEIVABLE.

                  (a) Seller will retain the title to all accounts and notes receivable of Seller related to the SOR Wheel Business as of the Closing Date (the "RETAINED ACCOUNTS"). If any customer makes any payments to Buyer for the Retained Accounts, then Buyer will immediately advance such funds to Seller. Seller will provide to Buyer on a weekly basis a listing of those Retained Accounts which have past due amounts owing to the Seller. Buyer agrees it will work with Seller and make all commercially reasonable efforts to assist
Seller in collecting past due amounts owing to Seller.

                  (b) Buyer will be entitled to all accounts and notes receivable related to the SOR Wheel Business which relate to periods following the Closing Date (the "POST-CLOSING ACCOUNTS"). If any customer issues to Seller a credit or takes a credit upon payment on Retained Accounts which should be applied to the Post-Closing Accounts, then Buyer will immediately reimburse such funds to Seller. If any customer makes any payments to Seller for the Post-Closing Accounts, then Seller will immediately advance such funds to Buyer.

         2.11 EMPLOYEES. Seller will be responsible for any severance and/or other payments, including accrued vacation and sick time, sick pay, and other compensation, benefits, and perquisites, incurred in connection with the termination of any of its employees. Seller will cooperate with Buyer and make reasonable efforts to make available to Buyer the non-exclusive services of Michael Hartzmark, Michael Miller, and Tony Cortes (collectively, the "TRANSITION EMPLOYEES"). Seller agrees to pay the salary and benefits for the Transition Employees for a period of up to 90 days following the Closing; PROVIDED, HOWEVER, that Buyer will pay for all travel costs incurred by the Transition Employees. Notwithstanding the foregoing, Seller shall not be liable to Buyer if any of the Transition Employees refuse at any time to work for Buyer or are otherwise unavailable.

         2.12 ALLOCATION OF PURCHASE PRICE. Promptly following the Closing, Buyer and Seller will mutually determine the manner in which the Purchase Price will be allocated among the Acquired Assets, and Seller and Buyer agree to report the allocation on Internal Revenue Service Form 8594, Asset Acquisition Statement, which they will file with their respective federal income tax returns for the tax year that includes the Closing Date.

         2.13 TRANSFER FEES AND TAXES; PRORATIONS. Buyer will pay all transfer and assumption fees and expenses and sales and use taxes arising out of the transfer of the Acquired Assets. Seller will pay its portion, prorated as of the Closing date, of state and local real and personal property taxes relating to the Acquired Assets. Seller will also be responsible for any Tax in respect of the Business or the Acquired Assets related to any period prior to the Closing date.

         2.14 RELOCATION OF ASSETS. All Acquired Assets which are at Seller's facility will be relocated at Buyer's expense as soon as is reasonably practical after the Closing Date. Buyer and its agents will be given complete and unrestricted access to and use of such facilities and premises for that purpose. Buyer may occupy and use the leased facility for up to six months following the Closing Date or until Seller rejects the Lease or Seller's plan of sublease, whichever occurs first. Thereafter, if Buyer wishes to continue to use any of such facilities, Buyer will be responsible for making arrangements therefor with the owner(s) of such facilities. For its use of such facilities, Buyer will pay rent to Seller equal to the monthly rent payable by Seller to the owner of such facilities, except that the first month of Buyer's use of the leased facility will be rent free. Buyer shall bear the costs of utility services incurred at facilities during its occupancy of such facilities. Buyer shall repair or cause to be repaired, at its expense, all damage caused by its agents in removing such assets.

         2.15 WARRANTY CLAIMS. Buyer will be responsible for all product warranty returns for all products manufactured or sold by Buyer after the Closing Date. Buyer will be responsible for replacing or repairing at Buyer's cost all defective SOR Wheel Business products manufactured by Seller before the Closing Date or by Buyer after the Closing Date within the limitations of Buyer's normal business practices for such Products; PROVIDED, HOWEVER, that, Buyer shall not be required to pay for all warranty claims which relate to products manufactured by Seller prior to the Closing Date which are in excess of (i) $50,000 during the first six month period following the Closing Date,
(ii) $50,000 during the second six month period following the Closing Date,
(iii) $25,000 during the third six month period following the Closing Date, (iv) $25,000 during the fourth sixth month period following the Closing Date, and
(v) $25,000 during the third twelve month period following the Closing Date. Buyer shall be required to pay for warranty claims which relate to products manufactured by Seller prior to the Closing Date beginning in the fourth year following the Closing Date. Buyer shall notify Seller of warranty claims which are the responsibility of the Seller and Seller shall have the opportunity to accept or reject such claims.

                                    ARTICLE 3
                           CONDUCT PENDING THE CLOSING

         3.1 OPERATION OF BUSINESS IN ORDINARY COURSE. Prior to the Closing, Seller will conduct its SOR Wheel Business and affairs only in the ordinary course and consistent with its prior practice including, but not limited to:

                  (a) using its reasonable best efforts to maintain its SOR Wheel Business and sales representatives, customers, assets, suppliers, licenses and operations in accordance with past custom and practice;

                  (b) not entering into any transaction related to the SOR Wheel Business other than in the ordinary course of business, or any transaction with affiliated persons or entities; and

                  (c) not (i) incurring any debt other than in the ordinary course of business and in amounts consistent with past practices; (ii) making any loans; or (iii) increasing the compensation, incentive arrangements or other benefits of any employee other than in the ordinary course of business consistent with past practices.

Seller shall notify Buyer of any material adverse change in the ordinary course of Seller's business, of any governmental or third party complaints, investigations, or hearings (or communications indicating that any may be contemplated), or of any breach by Seller of any agreement, representation or warranty hereunder.

         3.2 NO NEGOTIATIONS. Neither Seller nor any of its Representatives will, directly or indirectly, solicit or participate in any negotiations regarding any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any material transaction, business combination, or sale of the SOR Wheel Business or the Acquired Assets (other than the sale of assets in the ordinary course). Seller will promptly notify Buyer if any person contacts Seller or inquires about any such proposal or offer.

         3.3 PUBLIC ANNOUNCEMENTS. The parties will not issue any press release or public announcement, including announcements to employees or customers, with respect to this Agreement without the prior written consent (which consent will not be withheld unreasonably) of Buyer or Seller, as the case may be.

         3.4 CONFIDENTIALITY. All information concerning a party provided to the other party, other than publicly available information, will be kept in strict confidence by such other party and will only be used to evaluate the other party in conjunction with the transaction contemplated by this Agreement. If this Agreement is terminated, all documents or other media containing such information will be returned to the appropriate party. Subject to the limitations above, nothing herein precludes a party from developing or offering products or services competitive with those of the other party, so long as Buyer's rights under the License Agreement are not infringed upon. The parties may disclose information to their Representatives so long as they agree to keep such information confidential.

         3.5      ACCESS TO INFORMATION.

                  (a) Buyer and its Representatives will have the opportunity to make a complete due diligence review of the books, records, business, and affairs of Seller, including, the Acquired Assets and the leased premises. To facilitate the due diligence review, Seller will provide to Buyer and its Representatives complete access to all of Seller's records and documents, will provide Buyer with personal, bank, and professional references, and will make available for consultation customers, employees, suppliers, and distribution channels.

         3.6 HSR ACT. To the extent required by law, Seller and Buyer shall each file with the FTC and the DOJ any notifications required to be filed by their respective "ultimate parent entities" under the HSR Act, with respect to the transactions contemplated herein. Each party shall be responsible for all expenses incurred in the preparation of their respective HSR Act filings and the filing fees to be paid in connection with the HSR Act filings. The parties shall use their reasonable best efforts to make such filings promptly, to respond to any requests for additional information made by either the FTC or DOJ, and to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date.


                                    ARTICLE 4
                     THE PARTIES' OBLIGATIONS AT THE CLOSING

         4.1 THE CLOSING. The closing ("CLOSING") of these transactions will be held within five business days of the date Seller obtains any and all consents required to consummate the transaction contemplated herein, but in no event later than January 15, 2000, unless both parties agree to extend the date, and at a time and place as the parties mutually agree.

         4.2 SELLER'S OBLIGATIONS. At the Closing, Seller will deliver the following:

                  (a) physical possession, as possible, of the Acquired Assets in accordance with SECTION 2.1;

                  (b) releases of all liens, encumbrances and security interests in respect of the Acquired Assets and evidences of all payoffs;

                  (c) all needed third-party consents, including but not limited to holders of Seller's outstanding common and preferred stock, Board of Directors, Seller's Senior Lender (Bank of America Commercial Funding Commercial Finance), other secured lenders and consents required to transfer the contracts;

                  (d) the License Agreement referred to in Section 2.8;

                  (e) an executed Bill of Sale, satisfactory to Buyer and Seller, which conveys to Buyer legal title to all of the Acquired Assets;

                  (f) certified resolutions of the Seller's Board of Directors and shareholders approving this Agreement;

                  (g) certificates from the state taxing authorities as evidence that all sales and use tax liabilities of Seller accruing before the Closing Date have been fully satisfied; and

                  (h) opinion of Seller's counsel satisfactory to Buyer.

         4.3 BUYER'S OBLIGATIONS. At the Closing, Buyer will deliver the following:

                  (a) Payment of the Purchase Price in accordance with SECTION 2.6;

                  (b) certified resolutions of the Board of Directors of Buyer necessary to approve this Agreement;

                  (c) all needed third-party consents; and

                  (d) the License Agreement referred to in SECTION 2.8.


         4.4   Conditions to Closing

                  (a) The obligation of Buyer to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Buyer, on or prior to the Closing Date, of the following conditions:

                       I. SELLER'S OBLIGATIONS. Delivery by Seller of all items set forth in Section 4.2.
                       II. REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Seller contained in this Agreement shall be deemed to have been made on and as of the Closing Date and shall then be true and correct in all material respects.
                       III. LITIGATION. No claim, action, suit, investigation or other proceeding shall be pending or threatened by any third party (including any governmental agency) before any court or administrative agency challenging or otherwise relating to the transactions provided for in this Agreement or which may adversely affect Seller's ability to fulfill its obligations under this Agreement and the License Agreement.
                       IV. HSR ACT. Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated

                  (b) The obligation of Seller to consummate the transaction contemplated by this Agreement shall be subject to the fulfillment, or the waiver by Seller, on or prior to the Closing Date, of the following conditions:

                        I. BUYERS'S OBLIGATIONS. Delivery by Buyer of all items set forth in Section 4.3.
                        II. REPRESENTATIONS AND WARRANTIES TRUE AT THE CLOSING DATE. The representations and warranties of Buyer contained in this Agreement shall be deemed to have been made on and as of the Closing Date and shall then be true and correct in all material respects.
                        III. LITIGATION. No claim, action, suit, investigation or other proceeding shall be pending or threatened by any third party (including any governmental agency) before any court or administrative agency challenging or otherwise relating to the transactions provided for in this Agreement or which may adversely affect Buyer's ability to fulfill its obligations under this Agreement and the License Agreement.
                        IV. HSR ACT. Any applicable waiting period (and any extension thereof) under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated
                        V. Approvals. Seller shall have received all required approvals related to this Agreement and the License Agreement and the transaction contemplated therein from its Board of Directors, Shareholders and all necessary third parties.

                                    ARTICLE 5
                 REPRESENTATIONS, WARRANTIES AND INDEMNIFICATION

         5.1 REPRESENTATIONS RELATING TO THE SOR BUSINESS. Concurrently with the signing of this Agreement, Seller has prepared a Disclosure Letter which discloses certain information to Buyer. Seller acknowledges that Buyer is relying on the accuracy of the representations and warranties contained in EXHIBIT B. Accordingly, Seller warrants to Buyer that, except for those matters which have been disclosed to Buyer in the Disclosure Letter, each of the representations and warranties contained in EXHIBIT B are true and correct (in all material respects) on the date of this Agreement, and will again be true and correct (in all material respects) on the Closing Date.

         5.2 REPRESENTATIONS OF BUYER. Buyer acknowledges that Seller is relying on the accuracy of the representations and warranties contained in EXHIBIT C. Accordingly, Buyer warrants to Seller that each of the representations and warranties contained in EXHIBIT C are true and correct (in all material respects) on the date of this Agreement, and will again be true and correct (in all material respects) on the Closing Date.

         5.3 NATURE AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES. Each statement and agreement made by any of the parties in this Agreement or in any document or other instrument delivered by or on behalf any of the parties pursuant to this Agreement will survive for a period of two (2) years following the Closing of this Agreement.

         5.4 INDEMNIFICATION BY SELLER. Seller agrees to indemnify and hold Buyer harmless from and against any Loss incurred by Buyer in connection with or alleged to result from the following:

                  (a) a breach by Seller of any representation or warranty made pursuant to SECTION 5.1 above or otherwise in this Agreement;

                  (b) a breach by Seller of any of its other obligations or covenants contained in this Agreement;

                  (c) a failure of Seller to pay, perform or discharge any Retained Liability.

         5.5 INDEMNIFICATION BY BUYER. Buyer agrees to indemnify, defend and hold Seller harmless from and against any Loss incurred by Seller in connection with or alleged to result from the following:

                  (a) a breach by Buyer of any representation or warranty made pursuant to SECTION 5.2 above or otherwise in this Agreement;

                  (b) a breach by Buyer of any of its obligations or covenants contained in this Agreement;

                  (c) Buyer's failure to discharge the Customer Orders and Vendor Orders following the Closing Date; and

                  (d) any liability arising from the actions of the Transition Employees while under the supervision or control of Buyer.

         5.6 LIMITS ON INDEMNIFICATION. In order to limit certain transaction expenses, the parties acknowledge and agree that neither party may seek indemnification under this Article 5 unless the aggregate claims exceed $10,000 and that no claim by either party may exceed $2,000,000. This limitation on indemnification shall not apply to any loss incurred by Buyer as a result of Seller's failure to perform or discharge any Retained Liabilities.

         5.7 PROCEDURE FOR INDEMNIFICATION. The party that is entitled to be indemnified hereunder shall follow the procedures set forth in EXHIBIT D.


                                    ARTICLE 6
                              ADDITIONAL AGREEMENTS

         6.1 TERMINATION. This Agreement may be terminated at any time prior to the Closing:

                  (a) by mutual written consent of Buyer and Seller;

                  (b) by either Buyer or Seller if the other party breaches any of its material representations, warranties, or covenants contained in this Agreement and, if the breach is curable, the breach is not cured within five (5) business days after notice; or

                  (c) by either Buyer or Seller if the Closing does not occur within five business days of the date Seller obtains any and all consents required to consummate the transaction contemplated herein, but in any event no later than January 15, 2000 (except that no party shall have the right to terminate this Agreement unilaterally if the event giving rise to the non-occurrence of the Closing is primarily attributable to that party or to any affiliated party).

         6.2 EFFECT OF TERMINATION. If this Agreement is terminated as provided above, this Agreement will become void and none of the parties or their Representatives will have any further liability or obligation except as set forth in SECTION 3.5 of this Agreement, and except for liability arising from a breach of this Agreement.

         6.3 TRANSACTION EXPENSES. Except as expressly provided herein, each party shall bear its own expenses, including without limitation, all fees of counsel, consultants, and accountants incident to this Agreement.

         6.4 NOTICES. All notices, and other communications hereunder will be in writing and deemed to have been given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed by registered mail, postage pre-paid return receipt requested, or (iii) when actually received by the addressee, in each case to the following:

                  If to Seller:               Cragar Industries, Inc.
                                              4636 North 43rd Avenue
                                              Phoenix, Arizona 85031
                                              Phone: (623) 247-1300, ex. 508
                                              FAX: (623) 846-0684
                                              Attn:  Michael Hartzmark

                  With a copy to:             Snell & Wilmer L.L.P.
                                              One Arizona Center
                                              Phoenix, Arizona 85004-0001
                                              Phone: (602) 382-6363
                                              FAX:  (602) 382-6070

                                              Attn:  Richard Stagg, Esq.

                  If to Buyer       :         Carlisle Tire & Wheel
                                              23 Windham Blvd.
                                              Aiken, SC 29805
                                              Phone:  803-643-2900
                                              FAX:  803-643-2919
                                              Attn:  President

                  With a copy to:             Carlisle Companies Incorporated
                                              250 S. Clinton St., Suite 201
                                              Syracuse, NY 13202
                                              Phone:  315-474-2500
                                              FAX: 315-474-2008
                                              Attn: Vice-President,
                                              Secretary & General Counsel

         6.5 GOVERNING LAW AND ATTORNEYS' FEES. The validity, construction, and enforceability of this Agreement shall be governed in all respects by the laws of the State of Arizona, without regard to its conflict of laws rules

         6.6 ARBITRATION. Any controversy relating to this Agreement or relating to the breach hereof shall be settled by arbitration conducted in Phoenix, Arizona in accordance with the Commercial Arbitration Rules of the American Arbitration Association then in effect. The award rendered by the arbitrator(s) shall be final and judgment upon the award rendered by the arbitrator(s) may be entered upon it in any court having jurisdiction thereof. The arbitrator(s) shall possess the powers to issue mandatory orders and restraining orders in connection with such arbitration. The expenses of the arbitration shall be borne by the losing party unless otherwise allocated by the arbitrator(s). The agreement to arbitrate shall be specifically enforceable under the prevailing arbitration law. During the continuance of any arbitration proceedings, the parties shall continue to perform their respective obligations under this Agreement. Nothing herein shall preclude the Seller or any affiliate or successor from seeking equitable relief, including injunction or specific performance, in any court having jurisdiction, in connection with the non-compete agreement.

         6.7 ASSIGNMENT. This Agreement will not be assigned by operation of law or otherwise, except that this Agreement may be assigned by operation of law to any corporation or entity with or into which Seller may be merged or consolidated or to which Seller transfers all or substantially all of its assets, and such corporation or entity assumes this Agreement and all obligations and undertakings of Seller hereunder.

         6.8 INTENT TO BE BINDING. The Schedules and Exhibits referred to herein are incorporated herein by reference as if fully set forth in the text of this Agreement. This Agreement may be executed in any number of counterparts, and each counterpart constitutes an original instrument, but all such separate counterparts constitute one and the same agreement. This Agreement may not be amended except by an instrument in writing approved by Buyer and Seller. If any term, provision, covenant, or restriction of this Agreement is held by a court to be invalid or unenforceable, the remainder of the terms, provisions, covenants, and restrictions of this Agreement will remain in full force and effect and will in no way be affected or invalidated and the court will modify this Agreement or, in the absence thereof, the parties agree to negotiate in good faith to modify this Agreement to preserve each party's anticipated benefits under this Agreement.

         6.9 WAIVER OF PROVISIONS. The terms, covenants, representations, warranties, and conditions of this Agreement may be waived only by a written instrument executed by the party waiving compliance. The failure of any party at any time to require performance of any provisions hereof will, in no manner, affect the right at a later date to enforce the same. No waiver by any party of any condition, or breach of any provision, term, covenant, representation, or warranty contained in this Agreement, whether by conduct or otherwise, in any one or more instances, will be deemed to be or construed as a further or continuing waiver of any such condition or of the breach of any other provision, term, covenant, representation, or warranty of this Agreement.

         Buyer and Seller have executed this Agreement on the date first written above. By signing below, each individual represents that he or she is a duly elected officer of the company and is authorized to sign in that capacity.

                                CRAGAR INDUSTRIES, INC., a Delaware corporation


                                By:
                                    ------------------------------------
                                Name:
                                      ----------------------------------
                                Title:
                                       ---------------------------------


                                CARLISLE TIRE & WHEEL CO.
                                a Delaware corporation


                                By:
                                    ------------------------------------
                                Name:
                                      ----------------------------------
                                Title:
                                       ---------------------------------

                                  Schedule 1
                       Inventory-as of October 15, 1999
                                     [*]












[*] Redacted Information.

                                  Schedule 2
                       Equipment-as of February 19, 1999
                                     [*]












[*] Redacted Information.

                                  Schedule 3
                          Equipment-Supplemental List
                                     [*]












[*] Redacted Information.

                                  Schedule 4
                                Customer Orders
                                      [*]












[*] Redacted Information

                                  Schedule 5
                                Vendors Orders
                                      [*]












[*] Redacted Information

                                  Schedule 6
                                  Contracts-
                                     NONE

                                  Schedule 7
                              Product Warranties
                                      [*]












[*] Redacted Information

                                                                       EXHIBIT A

                                   DEFINITIONS


         1. Definitions. For purposes of this Agreement, the following terms have the following meanings.

         "ACCOUNTS RECEIVABLE" means all selected accounts and notes receivable of Seller related to the SOR Wheel Business as of the Closing Date which are Current Receivables (i.e., bona fide accounts receivable resulting from sales and shipments of SOR Wheel Business products to credit worthy customers of Seller within sixty days immediately preceding the Closing Date and are not heavily concentrated accounts or contra accounts which are deemed unacceptable by Bank of America Commercial Funding Commercial Finance), Future Receivables (i.e. bona fide accounts receivable resulting from sales and shipments of SOR Wheel Business products to customers of Seller within ninety days immediately preceding the Closing Date in which Seller agreed at the time of sales that the customer need not pay for the products for up to ninety days following the sale), or other bona fide accounts receivable.

         "APPLICABLE LAWS" means all laws and regulations of foreign, federal, state, and local governments and all agencies regulating or otherwise affecting the SOR Wheel Business or the Acquired Assets, including, without limitation, employee health and safety, the discharge of pollutants or wastes, and employee benefit plans.

         "CONTRACT" means any (i) agreement or indenture relating to the borrowing of money in excess of $5,000 relating to the SOR Wheel Business or Acquired Assets or to mortgaging, pledging, or otherwise placing a lien on any of the Acquired Assets; (ii) guaranty of any obligation for borrowed money secured by lien on Acquired Assets, other than endorsements made for collection; (iii) lease or agreement under which it is lessor or lessee of, or permits any third party to hold or operate, any Acquired Assets; or (iv) other agreement material to the SOR Wheel Business.

         "GAAP" means generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet and the other financial statements were prepared.

         "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "INDEMNIFIED PARTY" means the party which is entitled to be indemnified under this Agreement.

         "INDEMNIFYING PARTY" means the party required to indemnify under this Agreement.

                                                                      EXHIBIT A

         "INSIDERS" means an officer, director, or shareholder of Seller or Buyer, as the case may be, or any member of the immediate family of any such officer, director, or shareholder, or any entity in which any of such persons owns any beneficial interest, other than a publicly held corporation whose stock is traded on a national securities exchange or in the over-the-counter market and less than 1% of the stock of which is beneficially owned by any of such shareholders.

         "LOSS" mean all costs, expenses, losses, damages, fines, penalties, liabilities, lost profits or other losses (including, without limitation, interest which may be imposed in connection therewith, court costs, litigation expenses, and reasonable attorneys' and accounting fees).

         "REPRESENTATIVE" means any officer, director, principal, attorney, agent, employee or other representative.

         "SUBSIDIARY" means any corporation of which securities having a majority of the ordinary voting power in electing directors are owned by Seller, or Buyer, as the case may be, directly or through another Subsidiary.

         "TAX" means any federal, state, local, foreign or other tax, levy, impost, fee, assessment or other government charge, including without limitation
(i) income, estimated income, business, occupation, franchise, property, payroll, personal property, sales, transfer, use, employment, commercial rent, occupancy, franchise or withholding taxes, and (ii) any premium, interest, penalties and additions in connection therewith.

                                                                      EXHIBIT B

                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller represents and warrants to Buyer as follows:

         1. ORGANIZATION AND QUALIFICATION. Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted. Seller is duly qualified to do business and is in good standing in the states of Arizona and Delaware, the only jurisdictions where the failure to be so qualified would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

         2. AUTHORITY RELATIVE TO THIS AGREEMENT. Seller has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Seller and the consummation by Seller of these transactions has been duly authorized by the Board of Directors of Seller. This Agreement has been duly executed and delivered by Seller, and constitutes a valid and binding obligation of Seller, enforceable in accordance with its terms.

         3. NO CONFLICTS. Except as set forth in the Disclosure Letter, the Seller is not subject to, or obligated under, any provision of (a) its Articles of Incorporation, Bylaws, or other organizational documents, (b) any agreement, arrangement, or understanding, (c) any license, franchise, or permit, or (d) any Applicable Law which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         4. NO CONSENTS. Except for the consent of the Board of Directors, the holders of Seller's common and preferred stock, Junior Secured Lenders and Bank of America Commercial Funding Commercial Finance, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Seller for the consummation by Seller of the transactions contemplated by this Agreement.

         5. FINANCIAL STATEMENTS. Seller has provided to Buyer for the 1997 and 1998 year-end audited financial statements in the form of Seller's 10-KSB Reports and the Seller's most recent financial statements in the form of Seller's 10-QSB Report. All of these financial statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and fairly present the financial position of Seller as of the dates thereof and the results of its operations and cash flows for the periods then ended.

         6. SELLER'S SEC REPORTING. Seller files periodic reports pursuant to the Securities Exchange Act of 1934 (the "SEC REPORTS"). Since December 1997, Seller has

                                                                      EXHIBIT B

duly filed all SEC Reports required to be filed, and no such report, as of the date filed, contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such report, in light of the circumstances under which they were made, not misleading. The financial statements included in such SEC Reports were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved and present fairly the consolidated financial position, results of operation, and cash flows of Seller and its consolidated subsidiaries as of the dates and for the periods indicated, subject, in the case of unaudited interim statements, to normal year-end adjustments and the absence of complete footnote disclosure.

         7. COMPLIANCE WITH LAWS. Seller and its officers, directors, agents, and employees have complied in all material respects with all Applicable Laws related to the SOR Wheel Business and Acquired Assets, and no claims have been filed against Seller alleging a material violation of any such Applicable Law, except as set forth in the Disclosure Letter.

         8. LITIGATION. Except as set forth in the Disclosure Letter, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or threatened against Seller before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to have any material adverse effect upon Seller's ability to fulfill its obligations under this Agreement and the License Agreement,, the Acquired Assets, or the SOR Wheel Business. Seller is not subject to any continuing court or administrative order, writ, injunction, or decree applicable to it or the SOR Wheel Business, or to its property or employees, and Seller is not in material default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality which will or could reasonably be expected to have any effect upon Seller, the Acquired Assets, or the SOR Wheel Business.

         9.       GOOD TITLE TO AND CONDITION OF THE ACQUIRED ASSETS.

                  a. The Inventory listed on SCHEDULE 1 is carried on Seller's books and records at a value determined in accordance with GAAP.

                  b. Seller owns the Acquired Assets free and clear of all liens, encumbrances and security interests, except as disclosed in the Disclosure Letter, or leases such equipment under valid leases, all of which are listed in the Disclosure Letter. Seller is not in default under any such obligations, and no circumstances exist which could result in such default, under any of such equipment leases, nor to Seller's knowledge is any other party to any of such equipment leases in default.

         10.      OTHER CONTRACTS AND COMMITMENTS.

                                                                      EXHIBIT B

                  a. Seller has furnished Buyer with a true and correct copy of each written Contract, and a written description of each oral Contract referred to in the Disclosure Letter, together with all amendments, waivers, or other changes thereto.

                  b. Except as specifically disclosed in the Disclosure Letter:
         (i) no supplier has indicated that it will stop or decrease the rate of business done with Seller, except for changes in the ordinary course of the SOR Wheel Business; (ii) Seller has performed in all material respects the obligations required to be performed by it in connection with the Contracts and Seller has not been advised of or received any claim of default under any Contract required to be disclosed hereunder;
         (iii) Seller has no present expectation or intention of not fully performing any obligation pursuant to any Contract; and (iv) to Seller's knowledge there has been no breach and there is no anticipated breach by any other party to any Contract.

         11. SOLVENCY; BULK SALES. Seller is solvent and able to pay its outstanding debts as they mature. Seller will not be rendered insolvent by the transfer of the Acquired Assets pursuant to this Agreement, and the transfer of the Acquired Assets is not fraudulent to any creditor or equity interest holder of Seller. There is no state bulk sales or bulk transfer law applicable to the sale of the Acquired Assets to Buyer.

         12. TAX MATTERS. Seller has filed all federal, foreign, state, county, and local income, excise, property, sales, employment-related wages and benefits, and other tax returns which are required to be filed by it or them, as the case may be, in respect of Seller, the SOR Wheel Business or the Acquired Assets, and all such returns are true and correct; all taxes due and payable by Seller in respect of Seller, the SOR Wheel Business or the Acquired Assets have been paid; Seller's provisions for taxes on the most recent balance sheet and any other financial statements delivered hereunder are sufficient for all accrued and unpaid taxes as of the dates of such balance sheets; Seller has paid all taxes due and payable by it or which it is obligated to withhold from amounts owing to any employee, creditor, or third party; Seller has not waived any statute of limitations in respect of taxes or agreed to any extension of time with respect to a tax assessment or deficiency; the assessment of any additional taxes relating to or for periods for which returns have been filed is not expected; and Seller has not received notice of any unresolved questions or claims concerning its tax liability.

         13. BROKERS' FEES. Seller has not dealt with any broker, finder, or other person entitled to any brokerage commissions, finders' fees, or similar compensation in connection with the transactions contemplated by this Agreement.

         14. PRODUCT WARRANTIES. Schedule 7 to this Agreement contains a description of all product warranties relating to products sold by Seller in the SOR Wheel Business, including the length of each warranty, the obligation of Seller thereunder and a three-year

                                                                      EXHIBIT B

history of warranty claims made against Seller with respect to the SOR Wheel Business. Except as set forth on Schedule 7 to this Agreement, Seller has made no express warranties with respect to SOR products sold or distributed by Seller and no warranties have been made by Seller or authorized personnel of Seller. Except as disclosed in the Disclosure Letter, no SOR Products sold or manufactured by Seller in the SOR Wheel Business have at any time been subject to any voluntary or governmental recall (whether federal, state, local or foreign), and Seller knows of no presently existing circumstances that would constitute a valid basis therefor.

         15. NO OTHER AGREEMENT TO SELL THE ASSETS OR BUSINESS. Seller has no legal obligation, absolute or contingent, to any other person or firm to sell the Acquired Assets or SOR Wheel Business (other than the sale of inventory in the ordinary course of business), or to effect any merger, consolidation or other reorganization, directly or indirectly, of Seller or to enter into any agreement with respect thereto.

         16. Disclosure. Seller has not withheld from Buyer any material facts relating to the Acquired Assets or the SOR Wheel Business, financial condition or prospects of the SOR Wheel Business. No representation or warranty of Seller in the Agreement or in any letter, certificate, schedule, statement or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated by this Agreement contains or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein therein not misleading.

                                                                      EXHIBIT C

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to Seller each of the following:

         1. ORGANIZATION AND QUALIFICATION. Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, and has the requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted in every jurisdiction where the failure to do so would have a material adverse effect on its business, properties, or ability to conduct the business currently conducted by it.

         2. AUTHORITY RELATIVE TO THIS AGREEMENT. Buyer has the requisite corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby have been duly authorized by Buyer, and no other corporate proceedings on the part of Buyer are necessary to authorize this Agreement and such transactions. This Agreement has been duly executed and delivered by Buyer and constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, or other similar laws relating to the enforcement of creditors' rights generally and by general principles of equity.

         3. NO CONFLICTS. Buyer is not subject to, or obligated under, any provision of (a) its Certificate of Incorporation or Bylaws, (b) any material agreement, arrangement, or understanding, (c) any material license, franchise, or permit, or (d) any law, regulation, order, judgment, or decree, which would be breached or violated, or in respect of which a right of termination or acceleration would arise, or pursuant to which any encumbrance on any of its or any of its subsidiaries' material assets would be created, by its execution, delivery, and performance of this Agreement and the consummation by it of the transactions contemplated hereby.

         4. NO CONSENTS. Except with respect to filing under the HSR Act, no authorization, consent, or approval of, or filing with, any public body, court, or authority is necessary on the part of Buyer for the consummation by Buyer of the transactions contemplated by this Agreement.

         5. COMPLIANCE WITH LAWS. Buyer and its officers, directors, agents, and employees have complied in all material respects with all Applicable Laws related to Buyer's business, and no claims have been filed against Buyer alleging a material violation of any Applicable Law, except as set forth in the Disclosure Letter.

         6. LITIGATION. Except as set forth in the Disclosure Letter, there are no suits, claims, actions, arbitrations, investigations, or proceedings entered against, now pending, or threatened against Buyer before any court, arbitration, administrative or regulatory body, or any governmental agency which may result in any judgment, order, award, decree, liability, or other determination which will or could reasonably be expected to

                                                                      EXHIBIT C

have any material adverse effect upon Buyer's ability to fulfill its obligations under this Agreement or the License Agreement, the Acquired Assets, or the SOR Wheel Business. Buyer is not subject to any continuing court or administrative order, writ, injunction, or decree applicable to it or the SOR Wheel Business, or to its property or employees, and Buyer is not in material default with respect to any order, writ, injunction, or decree of any court or federal, state, municipal, or other governmental department, commission, board, agency, or instrumentality.

         7. BUYER'S REVIEW OF SELLER AND COMPANY INFORMATION. Buyer acknowledges that it has reviewed Seller's SEC Reports, and has had an opportunity to ask questions of and to receive answers from Seller regarding these reports and the affairs and prospects of Seller in general, and desires no further information pertaining to Seller.

         8. NO RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement (noncompete or otherwise), commitment, judgment, injunction, order, or decree to which Buyer is a party or otherwise binding on Buyer or its property which has or reasonably could be expected to have the effect of prohibiting or impairing any business practice of Buyer, any acquisition of property (tangible or intangible) by Buyer, or the conduct of the SOR Wheel Business.

         9. DISCLOSURE.` There is no fact which has not been disclosed to Seller which materially adversely affects or could reasonably be anticipated to materially adversely affect the Buyer's ability to fulfill its obligations under this Agreement. No representation or warranty of Buyer in the Agreement or in any letter, certificate, schedule, statement or other document furnished or to be furnished pursuant to this Agreement or in connection with the transaction contemplated by this Agreement contains or will omit to state any material fact required to be stated herein or therein or necessary to make the statements herein therein not misleading

                                                                      EXHIBIT D

                          PROCEDURE FOR INDEMNIFICATION


         1. The Indemnified Party will promptly give notice hereunder to the Indemnifying Party after obtaining written notice of any claim as to which recovery may be sought against the Indemnifying Party.

         2. If the indemnity claim arises from the claim of a third party, the Indemnified Party will permit the Indemnifying Party to assume the defense of any such claim and any litigation resulting from such claim. If the Indemnifying Party assumes the defense of a third-party claim, the obligations of the Indemnifying Party as to such claim will include taking all steps necessary in the defense or settlement of such claim or litigation and holding the Indemnified Party harmless from and against any and all damages caused by or arising out of any settlement approved by the Indemnifying Party or any judgment in connection with such claim or litigation. The Indemnifying Party shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (other than a judgment of dismissal on the merits without costs) except with the written consent of the Indemnified Party, or enter into any settlement (except with the written consent of the Indemnified Party) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnified Party a release from all liability in respect of such claim or litigation. The Indemnified Party may, with counsel of its choice and at its expense, participate in the defense of any such claim or litigation.

         3. If the Indemnifying Party does not assume the defense of any such claim by a third-party or resulting litigation after receipt of notice from the Indemnified Party, the Indemnified Party may defend against such claim or litigation in such manner as it deems appropriate, and unless the Indemnifying Party deposits with the Indemnified Party a sum equivalent to the total amount demanded in such claim or litigation plus the Indemnified Party's estimate of the costs of defending the same, the Indemnified Party may settle such claim or litigation on such terms as it may deem appropriate and the Indemnifying Party will promptly reimburse the Indemnified Party for the amount of such settlement and for all damages incurred by the Indemnified Party in connection with the defense against or settlement of such claim or litigation. If the Indemnifying Party fails to notify an Indemnified Party of its election to defend any such claim or action by a third party within 15 days after the Indemnifying Party received notice of such claim or action, then the Indemnifying Party will be deemed to have waived its right to defend such claim or action.

         4. The Indemnifying Party will promptly reimburse the Indemnified Party for the amount of any judgment rendered with respect to any claim by a third-party in such litigation and for all damage incurred by the Indemnified Party in connection with the defense against such claim or litigation, whether or not resulting from or arising out of the act of a third-party.

         5. The right to indemnification hereunder will not be affected by any failure of an Indemnified Party to give such notice, or delay by an Indemnified Party in giving such notice, unless, and then only to the extent that, the rights and remedies of the Indemnifying Party will have been prejudiced as a result of the failure to give, or delay in giving, such notice.

                                       D-1